UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADTRAN, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Corporate Office	U.S. Mail	Toll-Free: 1 800 9ADTRAN
901 Explorer Blvd.	P.O. Box 140000	Telephone: 256 963.8000
Huntsville, AL 35806	Huntsville, AL 35814-4000	http://www.adtran.com

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location relates to the Proxy Statement of ADTRAN, Inc. (the “Company”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

To Our Stockholders:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of ADTRAN, Inc. (the “Company”) has been changed. The Annual Meeting will be held on Wednesday, May 13, 2020 at 10:30 a.m. Central Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. We have adopted a virtual format for the Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ADTN2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m. Central Time on the day of the meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors,

MICHAEL K. FOLIANO
Senior Vice President of Finance, Chief Financial Officer and Corporate Secretary

April 13, 2020

The Annual Meeting on May 13, 2020 at 10:30 a.m. Central Time is available at

www.virtualshareholdermeeting.com/ADTN2020. The Proxy Statement and the Company’s 2019 Annual Report to Stockholders are available free of charge to view, print and download at https://materials.proxyvote.com/00738A.